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                                                                    EXHIBIT 99.1

                          PERIODIC REPORT CERTIFICATION
           of the Chief Executive Officer and Chief Financial Officer

I, Michael Silton, Chief Executive Officer of Rainmaker Systems, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending March 31, 2003, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Silton
-------------------

Michael Silton
Chief Executive Officer
May 14, 2003

I, Martin Hernandez, Chief Financial Officer of Rainmaker Systems, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending March 31, 2003, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Martin Hernandez
--------------------

Martin Hernandez
Chief Financial Officer
May 14, 2003